Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated March 1, 2017 relating to the financial statements, which appears in NorthStar Corporate Income Master Fund's Annual Report on Form N-CSR as of December 31, 2016 and for the period from February 25, 2016 (commencement of operations) through December 31, 2016.

We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
May 19, 2017